Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                                  EXHIBIT 10.14

               EXCLUSIVE LICENSE, SALE AND DISTRIBUTION AGREEMENT

                                 by and between

                          ANTHRA PHARMACEUTICALS, INC.

                                       and

                                NYCOMED PHARMA AS

                          Dated as of October 14, 1997

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I
DEFINITIONS..................................................................  2

ARTICLE II
PRODUCT DEVELOPMENT.......................................................... 10
        2.1   Clinical Studies for Technical Approvals....................... 10
        2.2   Registrations and Technical Approvals.......................... 12
        2.3   Maintenance of Technical Approvals............................. 12
        2.4   Pricing Approvals.............................................. 12
        2.5   Expenses....................................................... 14

ARTICLE III
SUPPLY OF THE PRODUCT........................................................ 14
        3.1   Obligations.................................................... 14
        3.2   Delivery Terms................................................. 15
        3.3   Warranty....................................................... 15
        3.4   Defective Products............................................. 15
        3.5   Delayed Delivery............................................... 17
        3.6   Price.......................................................... 18
        3.7   Payment........................................................ 19
        3.8   Specifications Amendments...................................... 20
        3.9   Records........................................................ 21
        3.10  Manufacturing Agreement........................................ 21
        3.11  Inspection Reports............................................. 21

ARTICLE IV
MARKETING AND SALE OF THE PRODUCT............................................ 22
        4.1   Nycomed Obligation............................................. 22
        4.2   Clinical Studies in Support of Marketing....................... 23
        4.3   Compliance..................................................... 23
        4.4   Use of Trademarks.............................................. 24
        4.5   Resale Price of the Product.................................... 24
        4.6   Marketing Materials............................................ 24
        4.7   Technical and Marketing Support................................ 25
        4.8   Product Liability Insurance.................................... 25
        4.9   Covenant....................................................... 25

ARTICLE V
LICENSE GRANTS............................................................... 26
        5.1   Grants......................................................... 26
        5.2   Sublicenses.................................................... 27
        5.3   China.......................................................... 27
        5.4   Other Countries Outside the Territory.......................... 28
        5.5   Activities Outside the Territory............................... 29
        5.6   Nycomed Trademark Grant to Anthra.............................. 29

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ARTICLE VI
LICENSE FEES AND OPTIONS..................................................... 30
        6.1   License Fees................................................... 30
        6.2   Payment of License Fees........................................ 31
        6.3   Royalties...................................................... 32
        6.4   Withholding Taxes.............................................. 32
        6.5   Options........................................................ 32

ARTICLE VII
JOINT CONSULTATION COMMITTEE................................................. 34
        7.1   Formation of the JCC........................................... 34
        7.2   Authority of the JCC........................................... 35
        7.3   Procedural Rules of the JCC.................................... 36

ARTICLE VIII
REPORTING.................................................................... 37
        8.1   Reporting by Parties........................................... 37
        8.2   Record Keeping................................................. 37
        8.3   Audit of Records............................................... 38

ARTICLE IX
ADVERSE EVENT AND OTHER INFORMATION EXCHANGE................................. 38
        9.1   Notification................................................... 38
        9.2   Material Communications........................................ 39

ARTICLE X
PRODUCT RECALL............................................................... 39
        10.1  Notification and Recall........................................ 39
        10.2  Recall Expenses................................................ 40

ARTICLE XI
INTELLECTUAL PROPERTY RIGHTS................................................. 40
        11.1  Ownership of Licensed Know-how................................. 40
        11.2  Ownership of Product Improvements.............................. 41
        11.3  Additional Developments........................................ 41
        11.4  Ownership of Filings and Approvals............................. 42
        11.5  Ownership of Data.............................................. 42
        11.6  Enforcement of Intellectual Property Rights.................... 43
        11.7  Cooperation.................................................... 43

ARTICLE XII
CONFIDENTIALITY.............................................................. 44
        12.1  Confidential Information....................................... 44
        12.2  Disclosure of Confidential Information......................... 45
        12.3  Use of Names................................................... 46
        12.4  Publications................................................... 46

ARTICLE XIII
WARRANTIES; INDEMNITIES...................................................... 46

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        13.1  Representations and Warranties................................. 46
        13.2  Warranties of Anthra........................................... 47
        13.3  Indemnification of Nycomed..................................... 48
        13.4  Indemnification of Anthra...................................... 48
        13.5  Indemnification Procedure...................................... 49
        13.6  Limitation of Liability........................................ 50

ARTICLE XIV
TERM AND TERMINATION......................................................... 51
        14.1  Term........................................................... 51
        14.2  Termination for Material Breach................................ 51
        14.3  Unilateral Termination by Anthra............................... 51
        14.4  Termination for Other Events................................... 52
        14.5  Effect of Expiration or Termination............................ 53
        14.6  No Compensation................................................ 54
        14.7  Survival....................................................... 54

ARTICLE XV
GENERAL PROVISIONS........................................................... 56
        15.1  Force Majeure.................................................. 56
        15.2  Notice......................................................... 57
        15.3  Further Assurances............................................. 58
        15.4  Successors and Assigns......................................... 58
        15.5  Governing Law.................................................. 60
        15.6  Arbitration.................................................... 60
        15.7  Severability................................................... 61
        15.8  Counterparts................................................... 61
        15.9  Captions....................................................... 61
        15.10 Independent Contractors........................................ 62
        15.11 Entire Agreement............................................... 62

ANNEX A ..................................................................... 64

ANNEX B ..................................................................... 65

ANNEX C ..................................................................... 66

ANNEX D ..................................................................... 67

ANNEX E ..................................................................... 68

ANNEX F ..................................................................... 69

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            THIS EXCLUSIVE LICENSE, SALE AND DISTRIBUTION AGREEMENT (this
"Agreement"), made as of October 14, 1997, by and between Anthra Pharmaceuticals, Inc., a corporation organized under the laws of the State of Delaware, U.S.A, having its principal business office at 19 Carson Road, Princeton, N.J. 08540, U.S.A. ("Anthra"), and Nycomed Pharma AS, a corporation organized under the laws of Norway, having its principal business office at Sandakerveien 78, P.O. Box 4220 - Torshov, N-0401, Oslo, Norway ("Nycomed"),

                                   WITNESSETH:

            WHEREAS, Anthra has developed certain proprietary know-how and data with respect to N-Trifluoroacetyladriamycin-14 valerate, a doxorubicin derivative ("AD 32"),

            WHEREAS, Anthra intends to secure the regulatory approvals required in order to promote, market, and sell the Product (as defined below) in the Territory (as defined below),

            WHEREAS, Nycomed has specialized experience in the promotion, marketing and sale of pharmaceutical products to hospitals in the Territory, and has in place an experienced marketing and sales staff that can expedite the distribution of the Product in the Territory,

            WHEREAS, Nycomed desires to obtain an exclusive license from Anthra to promote, market and sell the Product in the Territory, and Anthra desires to grant such a license, on

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

the terms set forth herein,

            WHEREAS, Anthra and Nycomed intend to negotiate a Manufacturing Agreement pursuant to which Nycomed would manufacture Product using AD 32 supplied by Anthra, and

            WHEREAS, as an inducement to Anthra to enter into this Agreement, Nycomed has entered into an Investment Agreement of even date herewith;

            NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

            1.1 "AD 32" shall have the meaning set forth in the preamble hereto.

            1.2 "Additional Development" shall mean any dosage form or means of delivery of the Product other than those set forth in Section 1.31, or any indication for the Product other than the Indications.

            1.3 "Affiliate" shall mean, with respect to a Person, any corporation, partnership or other entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

            1.4 "Anthra" shall mean Anthra Pharmaceuticals, Inc. and its Affiliates.

            1.5 "Anthra Trademark" shall mean any Trademark owned by Anthra or in which Anthra has a license (with right

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to sublicense) from time to time during the term hereof.

            1.6 "Approvals" shall mean, collectively, the Pricing Approvals and Technical Approvals.

            1.7 "Change of Control" shall mean, with respect to a Person, the transfer of Control of such Person from one third party to another third party.

            1.8 "Control" and, with correlative meanings, the terms "controlled by" and "under common control with", shall mean the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, resolution, regulation or otherwise.

            1.9 "Disclosing Party" shall have the meaning set forth in Section 12.1.

            1.10 "EU" shall mean the European Union, as constituted from time to time.

            1.11 "Exchange Rate" shall mean, with respect to a currency other than United States Dollars, the currency exchange rate between such currency and United States Dollars as set forth in the Eastern edition of the Wall Street Journal on a designated reference date.

            1.12 "Indemnifiable Losses" shall have the meaning set forth in
Section 13.3(a).

            1.13 "Indications" shall mean, collectively, the

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

Refractory TCC Indication, the Peri-TUR Indication, and the Ovarian Indication.

            1.14 "Initial Term" shall have the meaning set forth in Section
14.1.

            1.15 "Investment Agreement" shall mean that Investment Agreement between Nycomed and Anthra of even date herewith.

            1.16 "JCC" shall mean the Joint Consultation Committee established pursuant to Article VII.

            1.17 "Launch" shall mean the first commercial sale of the Product in the Territory.

            1.18 "Licensed Know-how" shall mean all information and materials, including without limitation, products, devices, apparatus, technical knowledge, expertise, skill, practice, proprietary rights, inventions, formulae, trade secrets, analytical methodology, processes, preclinical, clinical, stability and other data, toxicological information and all other experience and know-how in tangible or intangible form as well as proprietary rights, whether patented, patentable or otherwise, relating to AD 32 or the Product, (i) which are in the possession or under the control of Anthra as of the date of this Agreement and in which Anthra has an ownership or licensable interest, and (ii) which are necessary to Nycomed in the exercise of its rights under the license grants in
Section 5.1.

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            1.19 "Manufacture" shall mean the manufacturing, formulating, packaging, labeling, warehousing and quality control testing of the Product.

            1.20 "Manufacturing Agreement" shall have the meaning set forth in
Section 3.10.

            1.21 "Major EU Member State" shall mean one of the United Kingdom, France, Italy, or Germany.

            1.22 "Market" or "Marketing" shall mean all programs and activities relating to the promotion and sale of the Product in the Territory including but not limited to advertising, studies, seminars, symposia, training and education, detailing, selling, submission of tender bids, contracting for sale of and distributing the Product.

            1.23 ***

            1.24 ***

            1.25 "Notice" shall have the meaning set forth in Section 15.2.

            1.26 "Nycomed" shall mean Nycomed Pharma AS and its Affiliates.

            1.27 "Ovarian Indication" shall mean the intraperitoneal treatment of refractory small volume ovarian cancer in humans.

            1.28 "Peri-TUR Indication" shall mean the adjunctive intravesical treatment of superficial bladder cancer after transurethral resection of the bladder in humans.

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

            1.29 "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, government (or agency there), or other entity of similar nature.

            1.30 "Pricing Approval" shall mean any and all licenses, registrations, authorizations and/or approvals relating to the commercial pricing of the Product, or the reimbursement pricing of the Product for any government-sponsored or government-funded health insurance program in any country in the Territory, that are required by any national, supra-national, regional, state or local regulatory agency, department, bureau or other governmental entity in the Territory, in connection with the distribution, use or sale of the Product in any country in the Territory, as amended or supplemented from time to time.

            1.31 "Product" shall mean AD 32, in finished dosage form in 200 mg and 800 mg vials, for administration intravesically and intraperitoneally.

            1.32 "Product Improvements" shall mean all discoveries, processes, formulae, data, improvements, know-how, trade secrets, procedures, Regulatory Documentation, marketing studies, and inventions, patentable or otherwise, that both (i) relate directly to AD 32 in finished dosage form and (ii) are created, developed, or arise as a result of, or

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

in connection with the performance of activities pursuant to this Agreement, other than any Additional Developments.

            1.33 "Product Specifications" shall mean the specifications and quality control testing procedures for the Product set forth in Annex A hereto, as amended from time to time pursuant to Section 3.8.

            1.34 "Product Trademark(s)" shall mean the Trademark(s) selected by the parties pursuant to Section 4.4, for use in the Marketing of the Product in the Territory.

            1.35 "Receiving Party" shall have the meaning set forth in Section 12.1.

            1.36 "Refractory TCC Indication" shall mean the intravesical treatment of refractory superficial transition cell carcinoma in humans.

            1.37 "Registration" shall mean a filing with a Regulatory Authority in (or with respect to) any country in the Territory for the purpose of obtaining an Approval.

            1.38 "Regulatory Authority" shall mean the government regulatory authority or authorities responsible for granting the Approvals in (or with respect to) each country in the Territory.

            1.39 "Remedies" shall have the meaning set forth in Section 11.6.

            1.40 "Sublicensee" shall have the meaning set forth in Section 5.2.

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            1.41 "Technical Approval" shall mean any and all technical, medical and scientific licenses, registrations, authorizations and/or approvals of the Product (including manufacturing approvals and authorizations, marketing authorizations and labeling approvals related thereto) that are required by any national, supra-national, regional, state or local regulatory agency, department, bureau or other governmental entity in the Territory, for the distribution, use or sale of the Product in any country in the Territory, as amended or supplemented from time to time. The Technical Approvals shall not include any Pricing Approval.

            1.42 "Territory" shall mean the countries listed in Annex E hereto.

            1.43 "Trademark" shall mean any trademark, trade dress, brand mark, trade name, brand name, logo or business symbol.

                                   ARTICLE II
                               PRODUCT DEVELOPMENT

            2.1 Clinical Studies for Technical Approvals.

                  (a) Anthra shall perform, directly or indirectly, all clinical studies required in connection with the submission of Registrations for Technical Approvals for the Product and the Indications, as listed in the clinical plan set forth in Annex B hereto; provided, however, that if the parties shall mutually agree that the size of the relevant

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

market in a country in the Territory does not justify incurring the cost of conducting any such study or studies required for such country, or if the parties reach the spending caps set forth in Section 2.1(c) and fail to decide to fund, on a mutually agreed basis, the completion of any Section 2.1(c) study or studies with respect to any country in the Territory, then Anthra shall not be required to conduct (or complete) such study or studies, and Anthra and Nycomed shall be relieved of their respective obligations pursuant to Sections 2.2, 2.3 and 2.4 with respect to such country. Anthra shall be responsible for all communications, both before and after grant of the Technical Approvals, with Regulatory Authorities in connection with such studies, Registrations, and Technical Approvals.

                  (b) Anthra shall bear the expense of all clinical studies that it shall perform pursuant to Section 2.1(a) in connection with the submission of Registrations for Technical Approvals in each country in the Territory, prior to the grant of all Technical Approvals with respect to such country.

                  (c) ***

            2.2 Registrations and Technical Approvals. Subject to Section 2.1(a), Anthra shall file the Registrations for Technical Approvals for each country in the Territory and shall use its commercially reasonable efforts to obtain the

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

Technical Approvals. All such Registrations and Approvals shall be filed in the name of Anthra or in the name of Anthra's designee; provided, however, that Anthra shall take all necessary steps, to the extent permitted by applicable law in countries comprising the Territory, and/or EU law or regulation, to cause Nycomed to be recorded as the distributor of the Product in the Territory, either by means of the initial Registration or a supplemental application that cross-references the Registration and identifies Nycomed as the distributor of the Product in the Territory, subject to Nycomed's timely provision to Anthra of such information as Anthra may reasonably require in connection with such recordation.

            2.3 Maintenance of Technical Approvals. Except as otherwise provided in Section 2.1(a) and 2.4, Anthra agrees to use its commercially reasonable efforts to maintain the Technical Approvals obtained pursuant to Section 2.2, throughout the term of this Agreement.

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            2.4 Pricing Approvals.

                  (a) Subject to this Section 2.4, upon the grant of the Technical Approvals with respect to a country in the Territory, Nycomed shall prepare and file Registrations for all Pricing Approvals, if any, relating to such country. Nycomed shall use its commercially reasonable efforts to obtain and to maintain all Pricing Approvals throughout the term of this Agreement, and shall have sole responsibility and authority to communicate with the Regulatory Authorities with respect to the Pricing Approvals.

                  (b) ***

                  (c) ***

            2.5 Expenses. Except as otherwise expressly provided in Sections 2.1(c) and 2.4(c), each party shall be responsible for its own costs incurred in carrying out its duties related to the development activities set forth in this
Article II.

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                                   ARTICLE III
                              SUPPLY OF THE PRODUCT

            3.1 Obligations. Subject to the terms and conditions of this Agreement, Anthra agrees to use its commercially reasonable efforts to supply Nycomed with its requirements of the Product, and Nycomed agrees to purchase its requirements of the Product, for clinical studies and for commercial sale in the Territory pursuant to this Agreement; provided, however, that Nycomed may purchase supplies of the Product from, or cause the Product to be manufactured by, one or more third parties in the event that Anthra shall fail to perform its supply obligations under this Article III as a result of the filing by Anthra of a petition in bankruptcy , or the filing of an involuntary petition against Anthra, which petition shall not be dismissed within sixty (60) days after the filing thereof.

            3.2 Delivery Terms. The obligations of the parties with respect to forecasting, orders and delivery of the Product are set forth in Annex F hereto.

            3.3 Warranty. Anthra warrants that, at the time of delivery of the Product to Nycomed, the Product will (i) have been manufactured, stored and shipped in accordance with applicable GMPs and all other applicable laws, rules, regulations or requirements of Regulatory Authorities in or relating to the Territory, (ii) have been manufactured and delivered in accordance with the Product Specifications, (iii)

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

not be adulterated or misbranded under any applicable laws, rules, regulations or requirements of Regulatory Authorities in or relating to the Territory, and
(iv) have expiration dating, at the time of delivery, equal to at least seventy-five percent (75%) of the shelf-life approved by the relevant Regulatory Authority, except as otherwise provided in Section 3.5.

            3.4 Defective Products.

                  (a) In the event that Nycomed determines that any shipment of Product, at the time of delivery, (i) does not conform to the Product Specifications, (ii) contains misprinted or non-conforming labelling or packaging, or (iii) has been damaged in transit (collectively, "Defective Products"), then Nycomed shall give Anthra notice thereof (including a sample from such shipment) within fifteen days after receipt thereof, if such defects may be ascertained by the exercise of reasonable diligence (which shall include laboratory testing or other chemical analysis as necessary) upon receipt thereof, and otherwise within fifteen days after discovery thereof. If Anthra confirms such defect, it shall promptly so notify Nycomed. If Anthra does not confirm such defect, it shall promptly so notify Nycomed, and the parties shall submit the disputed shipment for testing to an independent testing laboratory that is mutually acceptable to the parties. The findings of the testing laboratory shall be

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

binding on the parties. The expenses of such testing shall be borne by Anthra if the testing confirms the defect, and otherwise by Nycomed.

                  (b) If any shipment contains Defective Product, for any reason other than the willful or negligent acts or omissions of Nycomed or its customers or agents, Anthra shall credit Nycomed with the costs incurred by Nycomed with respect to all such Defective Product that has not been sold (or has been sold and returned), which costs shall be deemed equal to the sum of any amounts paid on account of such Defective Product pursuant to Section 3.7 and any and all transportation and storage charges incurred by Nycomed in connection with such Defective Product. In addition, at Nycomed's option, (i) Anthra shall be relieved of any obligation to deliver any Product in replacement of such Defective Product, or (ii) Anthra shall replace such Defective Product as soon as possible after Nycomed notifies Anthra of its election of option (ii) of this
Section 3.4, in which case Nycomed shall pay to Anthra any unpaid amounts in respect of the replacement Product in accordance with Section 3.7 following delivery of the replacement Product.

            3.5 Delayed Delivery. In the event that Anthra shall fail to deliver to Nycomed ***.

            3.6 Price.

                (a) Subject to Sections 3.6(b) and 3.6(c), the parties hereby agree that the supply price for the Product, ***.

            3.7 Payment. Terms of payment by Nycomed for shipments of the Product shall be ***.

            3.8 Specifications Amendments. Anthra reserves the

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

right to amend and/or supplement the Product Specifications unilaterally for the purpose of complying with GMPs or applicable Approvals, incorporating improvements, or for any other reasonable business purpose, subject to the grant of any Approvals required by applicable law in the Territory in connection with any such changes; provided, however, that Anthra may not amend the Product Specifications so as to incorporate any Additional Development therein, without the prior written consent of Nycomed, which shall not be unreasonably withheld; provided, however, that withholding such consent because of a disagreement between the parties as to the appropriate rate of royalty to be paid by Nycomed with respect to such Additional Development shall not be deemed unreasonable for purposes of this Section 3.8.

            3.9 Records. Anthra shall maintain all records necessary to comply with all applicable laws, rules and regulations in the Territory relating to the manufacturing of the Product. All such records shall be maintained for such period as may be required by law, rule or regulation; provided, however, that all records relating to the manufacture, stability and quality control of each batch of the Product shall be retained at least until the first anniversary of the end of the approved shelf life for all Product from such batch.

            3.10 Manufacturing Agreement. Anthra and Nycomed

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

shall make a good faith effort, within one hundred eighty (180) days after the date hereof, to negotiate and enter into a manufacturing agreement (the "Manufacturing Agreement"), pursuant to which Nycomed will Manufacture Product using AD 32 supplied to Nycomed by Anthra.

            3.11 Inspection Reports. Anthra agrees to advise Nycomed, promptly after Anthra becomes aware thereof, of any proposed or announced visit or inspection, or any unannounced visit or inspection, by any governmental or regulatory agent, of any Anthra facilities used in the performance of its obligations hereunder. Further, Anthra agrees to advise Nycomed, promptly after receipt by Anthra of notice thereof, of any proposed or announced visit or inspection or any unannounced visit or inspection by any such agent of any third party facility used in the manufacturing of the Product supplied to Nycomed hereunder. Anthra shall provide Nycomed with a reasonable description of each such visit or inspection, promptly after such visit or inspection (or promptly after receipt of such description, in the case of third party facilities) and with copies of any letters, reports or other documents (including 483's) issued by any such agents that relate to the Product, promptly after receipt thereof.

                                   ARTICLE IV
                        MARKETING AND SALE OF THE PRODUCT

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

            4.1 Nycomed Obligation. Nycomed shall use its commercially reasonable efforts to Market and sell the Product in the Territory and shall commence Marketing of the Product as soon as practicable in each country in the Territory as to which Technical Approvals have been granted and, where applicable, where Pricing Approval has also been granted; provided, however, that in any event, Nycomed shall commence active Marketing of the Product and shall launch the Product in each country in the Territory by the later to occur of (i) *** that such Technical Approvals (or Pricing Approval, if required), have been granted in such country and (ii) *** delivery by Anthra to Nycomed of the first commercial supplies of the Product. Nycomed shall bear all costs and expenses arising out of or relating to the Marketing, distribution and sale of the Product. All Product sales in the Territory shall be made by, and for the account of, Nycomed or its Affiliates or Sublicensees, as the case may be.

            4.2 Clinical Studies in Support of Marketing. Nycomed may conduct (or cause to be conducted), in its sole discretion and at its own expense, any clinical studies which are specifically designed in support of the Marketing of the Product in the Territory. Nycomed agrees to provide Anthra with a copy of the draft protocol for each such study and shall not commence such study prior to receiving Anthra's prior written approval of such protocol, which approval may

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

not be unreasonably withheld. *** Nycomed agrees not to invoice any third party for such clinical supplies of the Product at a price lower than the commercial sales price determined by Nycomed pursuant to Section 4.5.

            4.3 Compliance. Nycomed shall comply with all applicable laws, regulations and Approvals in conducting the Marketing and sale of the Product in the Territory, including without limitation all requirements as to pre-Marketing approval of Product labelling. Further, Nycomed agrees to comply with all written instructions from Anthra relating to the storage, handling and transportation of the Product, and all Product Specifications relating thereto.

            4.4 Use of Trademarks.

                  (a) The parties shall jointly select the Trademark(s) to be used as the Product Trademark(s), not later than December 31, 1997.

                  (b) Neither Nycomed nor any of its Affiliates or Sublicensees shall market or sell the Product under any Trademark other than the Product Trademarks. Except as provided in Sections 5.6, Anthra shall not acquire or assert any right, title, and interest in and to any Product Trademark (other than the Anthra Trademarks).

            4.5 Resale Price of the Product. Subject to applicable governmental regulations, Nycomed shall use commercially reasonable efforts to obtain the best in-market

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

price for the Product in each country in the Territory under the prevailing marketing conditions; provided, however, that nothing in this Section 4.5 shall be deemed to restrict the freedom of Nycomed to determine prices for the Product in the Territory.

            4.6 Marketing Materials. Nycomed shall develop, at its sole expense, appropriate Marketing and promotional materials for the Product in the Territory for its use and for use by its Sublicensees. Nycomed agrees to provide to Anthra
(i) a sample copy of each such item, together with an English translation thereof, or (ii) the text (in English) of each such item and a certification of the accuracy of the translation of such text into the language in which such item shall appear, as Nycomed in its sole discretion shall elect, not less than thirty (30) days prior to making any use thereof. Anthra shall approve or disapprove each such item, in its sole discretion. In the event that Anthra shall fail to notify Nycomed in writing of its approval or disapproval of any such item within ten business days after receipt thereof, such item shall be deemed to have been approved by Anthra. Nycomed agrees to use such items only after receiving the approval of Anthra. Nycomed shall not, and shall cause its Sublicensees not to, use any materials not approved by Anthra, for the purpose of Marketing the Product.

            4.7 Technical and Marketing Support. Anthra shall

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use commercially reasonable efforts to provide Nycomed with technical support in connection with the training of the Nycomed sales force with regard to the Product, and to cooperate with Nycomed in undertaking strategic marketing activities including, without limitation, participation on speaker panels at international symposia.

            4.8 Product Liability Insurance. Nycomed shall maintain, with an insurance carrier reasonably acceptable to Anthra, at the sole expense of Nycomed, product liability insurance relating to the Product that is comparable in type and amount to the insurance it maintains with respect to its most similar other pharmaceutical products that are Marketed, distributed and sold in the Territory.

            4.9 Covenant. As an integral part of the exclusive dealing arrangement between the parties set forth in this Agreement, each party agrees that, during the term of this Agreement, it shall not, and shall not permit any of its Affiliates or Sublicensees to, develop, Market or sell in the Territory any product (other than AD 32) for intracavitary use that competes with the Product with respect to any Indication for which the Product shall have received labelling approval in the Territory; provided, however, that Anthra may develop, Market or sell in the Territory anthracycline products (other than AD 32) for intracavitary use that compete with the Product with respect to one or more Indications for which the

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Product shall have received labelling approval in the Territory. The parties acknowledge that the provisions of this Section 4.9 are reasonable, valid and necessary for the adequate protection of the Product business.

                                    ARTICLE V
                                 LICENSE GRANTS

            5.1 Grants. Subject to the terms and conditions of this Agreement, including without limitation Section 6.1, Anthra hereby grants to Nycomed (i) an exclusive license under the Licensed Know-how to Market, sell, distribute, and have Marketed, sold, and distributed the Product in the Territory for the Indications, (ii) a non-exclusive license under the Licensed Know-how to develop the Product in the Territory, solely to the extent necessary in conducting clinical studies pursuant to Section 4.2, and (iii) subject to Section 4.4, a non-exclusive license to use the Anthra Trademarks to Market, sell, distribute, and have Marketed, sold and distributed the Product in the Territory for the Indications; provided, however, that if Nycomed shall fail to purchase from Anthra in any calendar year an aggregate quantity of Product at least equal to the Minimum Purchase Requirement for such year, then all exclusive licenses granted in this Section 5.1 shall automatically become non-exclusive; provided, further, that for purposes of making the determination pursuant to the preceding proviso, Nycomed shall be deemed to have purchased

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from Anthra in any calendar year all quantities of the Product set forth in purchase orders confirmed by Anthra pursuant to Annex F hereof which specify delivery dates during such calendar year, regardless of whether such deliveries are made in a timely manner.

            5.2 Sublicenses. Nycomed shall have the right to grant to third parties sublicenses under the licenses granted in Section 5.1, subject to the prior written consent of Anthra, which shall not be unreasonably withheld (each, a "Sublicensee").

            5.3 China. Nycomed agrees to provide to Anthra in writing, not later than April 30, 1998, forecasts of, and proposed minimum purchase levels for, Net Sales in the People's Republic of China (the "PRC") for a three-year period beginning with the year of Launch in the PRC, based on the assumption that Anthra will grant Nycomed an exclusive license to Market and sell the Product in the PRC for the Indications. In the event that (i) Anthra shall determine, in its sole discretion, after consultation with Nycomed and due consideration of relevant materials provided by Nycomed, that (A) such forecasts and minimum purchase levels, in the context of a market assessment, are acceptable, (B) Anthra's intellectual property rights in the Product will be protected to Anthra's reasonable satisfaction, and (C) an adequate source of Product supply can be assured in order to meet

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demand in the PRC, and (ii) Nycomed agrees to bear a mutually agreed percentage of the costs to be incurred by Anthra in obtaining and maintaining the necessary marketing approvals in the PRC, then Nycomed shall have the option to enter into a license agreement with Anthra relating to the development, Marketing and sale of the Product in the PRC for the Indications, on the terms and conditions relating to pricing set forth in this Agreement, and on other terms and conditions similar to those set forth in this Agreement, modified as appropriate to reflect the agreement of the parties with respect to the conditions set forth in (i) and (ii) above; provided, however, that if the parties shall fail to execute such license agreement by September 30, 1998, then Anthra shall have no further obligations, and Nycomed shall have no further rights, with respect to the PRC under this Agreement.

            5.4 Other Countries Outside the Territory. Anthra agrees to notify Nycomed promptly in the event that Anthra decides to grant any licenses with respect to the Product for the Indications covering any countries outside the Territory, and to discuss such opportunities with Nycomed upon the request of Nycomed.

            5.5 Activities Outside the Territory. Nycomed agrees that, to the extent permitted by applicable law, it will not (i) seek approval, directly or indirectly, from the relevant Regulatory Authorities, to (A) qualify facilities to

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manufacture or finish the Product outside the Territory or (B) label or relabel the Product in a manner that would permit it to be marketed or sold outside the Territory (other than in countries that are members of the EU), or (ii) sell or export the Product to any third party for use or resale outside the Territory (other than in countries that are members of the EU), or (iii) sell the Product to any third party that it has reason to believe intends to resell or export the Product outside the Territory (other than to countries that are members of the EU).

            5.6 Nycomed Trademark Grant to Anthra. In the event that Nycomed shall own one or more of the Trademarks selected as Product Trademarks pursuant to Section 4.4, then Nycomed shall promptly grant Anthra a non-exclusive, perpetual, world-wide, royalty-free license (with the right to sublicense) to use such Product Trademarks for Marketing and sale of the Product to the level of distribution that, in turn, sells to patients and hospitals. Any third party to which Anthra grants a sublicense hereunder (including without limitation distributors and agents) to use such Product Trademarks for the purpose of Marketing, selling and distributing the Product shall be required to pay to Anthra, *** provided, however, that in the event of the partial or complete termination of this Agreement, then during the period from the effective date of such termination through the end of

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the Initial Term, (i) any sublicenses granted by Anthra to use the Product
Trademarks in the Territory shall be royalty-free, if Anthra terminated this Agreement pursuant to Section 14.2, and (ii) any sublicenses granted by Anthra to use the Product Trademarks in any country as to which Anthra terminated this Agreement pursuant to Section 14.3(a) shall be royalty-free.

                                   ARTICLE VI
                            LICENSE FEES AND OPTIONS

            6.1 License Fees. In consideration of the licenses granted in
Article V, ***.

            6.2 Payment of License Fees. All license fees due from Nycomed under
Section 6.1, and all royalties due from Anthra under Section 5.6, shall be paid in U.S. Dollars by wire transfer of immediately available funds to an account at a commercial bank designated by Anthra or Nycomed, as the case may be, at least five business days before payment is due.

            6.3 ***

            6.4 Withholding Taxes. Nycomed shall pay any and all withholding taxes or similar charges imposed by any government in the Territory on any amounts due to Anthra from Nycomed pursuant to this Article VI to the proper taxing authority, and proof of payment of such taxes or charges will be secured and sent to Anthra as evidence of such payment. All amounts paid by Nycomed pursuant to this Section 6.4 shall be paid for the account of Anthra and deducted from the amounts due from Nycomed to Anthra pursuant to Section 6.1.

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            6.5 Options.  In consideration of the payments made by Nycomed pursuant to this Article VI and the Investment Agreement of even date herewith, Anthra shall grant to Nycomed options to purchase either Series D Convertible Preferred Stock of Anthra (the "Series D Stock") or common stock of Anthra ("Common Stock", and together with the Series D Stock, the "Stock"), as determined pursuant to Section 6.5(d), on the following terms and conditions:

            (a) Upon receipt of the payment from Nycomed pursuant to Section
                6.1(a), an option to purchase up to Thirty-Three Thousand Three Hundred and Thirty-Three (33,333) shares of Stock at Fifteen U.S. Dollars (U.S. $15) per share, such option to be exercised***;

            (b) Upon receipt of the payment from Nycomed pursuant to Section
                6.1(b), an option to purchase up to Thirty-Three Thousand Three Hundred and Thirty-Three (33,333) shares of Stock at Fifteen U.S. Dollars (U.S. $15) per share, such option to be exercised
                ***.***



                                   ARTICLE VII
                          JOINT CONSULTATION COMMITTEE

            7.1 Formation of the JCC. In order to facilitate the exchange of information between the parties relating to their activities pursuant to this Agreement, the parties hereby establish a joint consultation committee (the "JCC") comprised of four individuals. Nycomed and Anthra shall each appoint two members of the JCC. Each member of the JCC shall be a senior employee or member of the Board of Directors of the party that appointed such member. Initial appointments shall be made within fourteen (14) days of the date of this Agreement. A member of the JCC may be removed at any time, with or without cause, by the party that originally appointed such member. A member of the JCC shall serve until a successor is named by the party that appointed such member.

            7.2 Authority of the JCC. The JCC shall (a) monitor and review the progress of Product development activities conducted by Anthra pursuant to this Agreement (including, but not limited to, all clinical studies and Registrations related thereto), (b) monitor and review the progress of all Product Marketing and sales activities conducted by Nycomed pursuant to this Agreement, including without limitation, premarketing activities and clinical studies conducted pursuant to Section 4.2, (c) discuss issues

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concerning supply of the Product, (d) discuss issues concerning the market position and competitiveness of the Product in the Territory, (d) discuss whether, and on what basis, the parties should continue funding any clinical studies as to which the spending caps set forth in Sections 2.1(c) and 2.4(c) have been reached, and (f) take such other actions as the parties may mutually agree, except that the JCC may not take any action that would conflict with any provision of this Agreement. It is not intended that the JCC have any power or authority to direct the conduct of the affairs or the decision-making of either party hereto. Each party to this Agreement shall retain the rights, powers, and discretion granted to it under this Agreement, and no such rights, powers, or discretion shall be delegated to or vested in the JCC unless such delegation or vesting of rights is expressly provided for in this Agreement or the parties expressly so agree in writing. The JCC shall not have the power to amend or modify this Agreement, which may only be amended or modified as provided in
Section 15.11.

            7.3 Procedural Rules of the JCC.

                  (a) The JCC shall adopt such standing rules as shall be necessary for its work.

                  (b) A quorum of the JCC shall consist of two members, provided that at least one member appointed by Nycomed and at least one member appointed by Anthra is

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present. Members of the JCC may attend a meeting either in person or by telephone conference call. Representation by proxy shall not be allowed.

                  (c) The JCC may take action (1) by consensus of the members present at a meeting at which a quorum exists, or (2) by written resolutions approved in writing by all of the members.

                  (d) The JCC shall have a chairperson and a secretary. The first chairperson shall be a member of the JCC designated by Anthra. Each chairperson shall serve a one-year term, and the office shall alternate between members appointed by Anthra and members appointed by Nycomed. The first secretary shall be a member of the JCC designated by Nycomed. Each secretary shall serve a one-year term, and the office shall alternate between members appointed by Nycomed and members appointed by Anthra.

                  (e) The JCC shall meet every six months or more frequently as mutually agreed upon by the members, at times and places mutually agreed upon. Thirty calendar days' prior written Notice of any such meeting shall be provided to the members, unless such Notice is waived in writing by the members.

                                  ARTICLE VIII
                                    REPORTING

            8.1 Reporting by Parties. The parties hereto shall

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use their commercially reasonable efforts to keep each other informed of their activities pursuant to this Agreement, including without limitation material developments relating to the performance of their respective obligations under this Agreement.

            8.2 Record Keeping. Nycomed shall, and shall cause its Sublicensees to, keep complete and accurate books and records pertaining to the internal distribution and sale of the Product (and, in the case of Nycomed, pertaining to any clinical studies conducted pursuant to Section 4.2), including the names and addresses and purchase order details for each customer to which it sells the Product (and in the case of Nycomed, the names and addresses of each Person to which it distributes the clinical supplies of the Product pursuant to Section 4.2). Such books and records shall be retained by for at least six (6) years after the expiration or termination of this Agreement, or for such longer period if and as required by applicable law.

            8.3 Audit of Records. At the request of Anthra, Nycomed shall, and shall cause its Sublicensees to, permit Anthra and its representatives, at reasonable times and upon reasonable notice, to examine the books and records maintained pursuant to Section 8.2.

                                   ARTICLE IX
                  ADVERSE EVENT AND OTHER INFORMATION EXCHANGE

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            9.1 Notification. Each party shall provide prompt Notice to the other party of information in or coming into its possession or control concerning side effects, injury, toxicity or sensitivity reaction associated with commercial and clinical uses, studies, investigations or tests of the Product (animal or human), whether or not determined to be attributable to the Product, and whether arising out of clinical studies or Marketing and sale of the Product. Further, each party shall notify the other's responsible Drug Safety Officer by telephone or facsimile within three (3) business days (or such shorter period as may be specified by applicable law or regulations), to be followed by a written confirmation within ten (10) business days, after such party first becomes aware of a circumstance that might necessitate a recall, expedited notification of relevant regulatory authorities or significant change in the label of the Product. Information concerning other complaints and other adverse reactions regarding the Product shall be exchanged between the parties in writing promptly, but in any event not less frequently than semi-annually. Each party, at its sole expense, shall make such reports as are necessary to comply with laws and regulations applicable to it.

            9.2 Material Communications. Each party shall, within five (5) business days, provide Notice to the other party of any material communications with any governmental

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agency concerning the Product that occurs after the filing of the Registration for the Product in the Territory, including, without limitation, adverse drug reaction reports. Copies of all such material communications shall be attached to the Notice sent pursuant to this Section 9.2. A translation of the material communication into English shall be sent within ten (10) business days after the original Notice. Notwithstanding the foregoing, in the event of a communication or directive from a Regulatory Authority commencing or threatening seizure of Product or other removal from the market of an approved Product, the party receiving such information shall transmit such information to the other party within one business day.

                                    ARTICLE X
                                 PRODUCT RECALL

            10.1 Notification and Recall. In the event that any governmental agency or authority issues or requests a recall or takes similar action in connection with the Product, or in the event either party determines that an event, incident or circumstance has occurred which may result in the need for a recall or market withdrawal, the party notified of or wishing to call such recall or similar action shall, within twenty-four (24) hours, advise the other party thereof by telephone or facsimile, after which the parties shall promptly discuss an appropriate course of action; provided, however,

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that either party may initiate a recall or market withdrawal thereafter if it deems such action necessary or appropriate.

            10.2 Recall Expenses. Each of the parties hereto (the "Responsible Party") shall bear the expenses of any recall resulting from the breach of its obligations hereunder. Such expenses of recall shall include, without limitation, the expenses of notification and destruction or return of the recalled Product and the sum paid for the recalled Product. The Responsible Party shall reimburse the other party for any recall expenses borne by such other party within thirty days after receipt of an invoice therefor.

                                   ARTICLE XI
                          INTELLECTUAL PROPERTY RIGHTS

            11.1 Ownership of Licensed Know-how. Except as otherwise expressly provided in Section 5.1, all right and title to, and interest in the Licensed Know-how shall remain in Anthra. Anthra shall have the sole right to file for, obtain, maintain, register and extend patent protection for the Licensed Know-how, and to control the prosecution of applications therefor. If, after a written request from Nycomed, Anthra decides not to file for, obtain, maintain, register or extend patent protection for the Licensed Know-how, Nycomed shall have the right, at its own expense, to take any such action in the name of Anthra.

            11.2 Ownership of Product Improvements. Each party

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shall own all rights, title and interest in all Product Improvements that it may develop. If Anthra or any of its Affiliates shall develop any Product Improvements during the term of this Agreement, it shall so notify Nycomed and shall grant, or cause such Affiliate to grant, to Nycomed a royalty-free, exclusive license (with right to sublicense to Sublicensees) to use such Product Improvements in the Marketing, distribution and sale of the Product in the Territory; provided, however, that Nycomed may use such Product Improvements in the Manufacturing of the Product in the Territory in the event that the Manufacturing Agreement is executed. If Nycomed or any of its Affiliates or Sublicensees shall develop any Product Improvements during the term of this Agreement, it shall so notify Anthra and shall grant, or cause such Affiliate or Sublicensee to grant, to Anthra a royalty-free, exclusive license (with right to sublicense) to use such Product Improvements in the Manufacturing, Marketing, distribution and sale of the Product outside the Territory.

            11.3 Additional Developments. Each party shall own all rights, title and interest in all Additional Developments that it may develop. The party that develops any such Additional Development shall notify the other party thereof and, subject to mutual agreement on an appropriate rate of royalty and other terms and conditions, shall grant such other party a royalty-bearing license (with a right to sublicense to

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Sublicensees) to use such Additional Development, (i) in the case of Nycomed as licensee, in the Marketing, distribution and sale of the Product in the Territory, provided, however, that Nycomed may use such Additional Development in the Manufacturing of the Product in the Territory in the event that the Manufacturing Agreement is executed; and (ii) in the case of Anthra as licensee, in the Manufacturing, Marketing, distribution and sale of the Product outside the Territory. In the event that an Anthra licensee other than Nycomed shall develop an Additional Development, Anthra shall use commercially reasonable efforts to assist Nycomed in procuring a royalty-bearing license to use such Additional Development in the Marketing, sale or distribution of the Product in the Territory; provided, however, that Nycomed shall bear all payment and other obligations relating to such license.

            11.4 Ownership of Filings and Approvals. As between Anthra and Nycomed, Anthra shall own all rights, title and interest in (a) all Registrations and other submissions to Regulatory Authorities made pursuant to this Agreement, and (b) all Approvals made or granted with respect to the Product in the Territory.

            11.5 Ownership of Data. Except as otherwise provided in Sections
11.2 and 11.3, Anthra shall own all rights, title and interest to the preclinical and clinical data arising out of its activities pursuant to this Agreement

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

or arising out of any clinical studies conducted pursuant to Section 4.2.

            11.6 Enforcement of Intellectual Property Rights. In the event of any infringement by a third party of any intellectual property rights relating to the Product in the Territory, Anthra shall have the first right (but not the obligation) to pursue any and all injunctive, compensatory and other remedies and reliefs (collectively, "Remedies") against such third party. Should Anthra determine not to pursue Remedies within ninety (90) days after Notice from Nycomed requesting Anthra to do so, then Nycomed shall have the right (but not the obligation) to pursue Remedies against such third party. The party pursuing Remedies shall bear its own costs and expenses relating to such pursuit. Any damages or other amounts collected shall be distributed, first, to the party that pursued Remedies to cover its costs and expenses and, second, to the other party to cover its costs and expenses, if any, relating to the pursuit of such Remedies; any remaining amount shall be distributed to the party that pursued the Remedies.

            11.7 Cooperation. In the event of any infringement by a third party of any intellectual property right owned by a party hereto, each party shall, at its own cost and expense, use all reasonable efforts to assist and cooperate with the other party in connection with the latter's pursuit of

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Remedies against the infringing party.

                                   ARTICLE XII
                                 CONFIDENTIALITY

            12.1 Confidential Information. Except to the extent permitted by this Agreement or as otherwise agreed by the parties in writing, the parties agree that, at all times during the term of this Agreement and for a five (5) year period following termination or expiration hereof, the party receiving information (the "Receiving Party") shall keep completely confidential, shall not publish or otherwise disclose and shall not use directly or indirectly for any purpose any information (x) that is furnished to the Receiving Party orally and is of a nature which is typically regarded in the industry as confidential or proprietary, or (y) that is clearly marked to indicate its confidential nature and is furnished to the Receiving Party in writing, by the other party (the "Disclosing Party") pursuant to this Agreement or otherwise relating to any transaction contemplated hereby, including information heretofore furnished to it, except to the extent that the Receiving Party can establish by competent proof that such information:

                  (a) was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party;

                  (b) was part of the public domain at the time

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of its disclosure by the Disclosing Party;

                  (c) became part of the public domain after its disclosure by the Disclosing Party, other than through any act or omission of the Receiving Party in breach of this Agreement; or

                  (d) was disclosed to the Receiving Party by a third party who had no obligation not to disclose such information to others.

            12.2 Disclosure of Confidential Information. Each party may disclose the other's information to the extent that such disclosure is reasonably necessary in filing or prosecuting patent applications, pursuing or defending litigation, or complying with applicable laws and governmental regulations, provided that if a Receiving Party intends to make any such disclosure, it shall give reasonable advance written Notice to the Disclosing Party of such intention. Furthermore, nothing in this Article XII shall be construed to preclude either party from disclosing such information to such third parties as may be necessary in connection with the development and commercialization of the Product as contemplated by this Agreement, including, without limitation, subcontracting and sublicensing transactions in connection therewith, provided that the Receiving Party in question shall in each case obtain from the proposed third party recipient a written confidentiality undertaking containing confidentiality

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obligations no less onerous than those set forth in this Article XII.
Notwithstanding anything in this Article XII to the contrary, Nycomed shall have the right to disclose preclinical and clinical data and results relating to the Product to qualified health care professionals for the limited purposes of advertising and promoting the Product and conducting medical education initiatives reasonably designed to increase Net Sales in accordance with accepted practices in the pharmaceutical industry.

            12.3 Use of Names. Neither party to this Agreement shall use the name of the other in any public announcement, press release or other public document without the written consent of such other party.

            12.4 Publications. Anthra agrees not to publish, without the prior written consent of Nycomed, any of the following preclinical or clinical data relating to the Product: pivotal clinical study protocols; appointments, qualifications and clinical duties of investigators involved in pivotal studies; audit certificates of pivotal studies; reasons for premature withdrawal of patients from pivotal studies; complete lists of all adverse events occurring in pivotal studies; or toxicology studies pertaining to the intravesical or intraperitoneal routes of administration not previously published.

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                                  ARTICLE XIII
                            WARRANTIES; INDEMNITIES

            13.1 Representations and Warranties. Each party represents and warrants to the other party as follows: (i) it has full corporate power and authority and has taken all corporate action necessary to enter into and perform this Agreement; (ii) the execution and performance by it of its obligations hereunder will not constitute a breach of, or conflict with, any other agreement or arrangement, whether written or oral, by which it is bound; and (iii) this Agreement is its legal, valid and binding obligation, enforceable in accordance with the terms and conditions hereof.

            13.2 Warranties of Anthra. Anthra warrants to Nycomed that (i) Anthra has the right, power and authority to grant the license set forth in
Section 5.1, (ii) Anthra has conducted or has caused its contractors or consultants to conduct, and will in the future conduct, the preclinical and clinical studies of the Product in accordance with applicable known or published standards of the U.S. Food and Drug Administration and other Regulatory Authorities, (iii) Anthra has employed and will in the future employ individuals of appropriate education, knowledge, and experience to conduct or oversee the conduct of the clinical and preclinical studies of the Product, and (iv) the exercise by Nycomed of its rights under this Agreement will not infringe any intellectual

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

property rights of any third party, including without limitation any patent right. EXCEPT AS SET FORTH IN THE PRECEDING SENTENCE AND IN SECTION 3.3, ANTHRA HEREBY DISCLAIMS ANY AND ALL TERMS, CONDITIONS AND WARRANTIES WITH RESPECT TO THE LICENSED KNOW-HOW OR THE PRODUCT, INCLUDING WITHOUT LIMITATION ANY IMPLIED TERM, CONDITION OR WARRANTY OF SATISFACTORY QUALITY OR FITNESS FOR A PARTICULAR PURPOSE.

            13.3 Indemnification of Nycomed.

                  (a) Anthra shall indemnify, defend and hold harmless Nycomed and each of its subsidiaries, officers, directors, employees, shareholders and distributors from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, interest and penalties, costs and expenses (including, without limitation, reasonable legal fees and disbursements incurred in connection therewith and in successfully seeking indemnification therefor, and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment or judgment) (collectively, "Indemnifiable Losses") resulting from, arising out of, imposed upon, or incurred by any person to be indemnified hereunder by reason of any breach of representation, warranty or covenant of Anthra under this Agreement, but in any event excluding matters for which Nycomed is responsible under Section 13.4.

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

                  (b) Anthra shall maintain product liability insurance or self-insurance in such amounts as ordinary good business practice for its type of business would make advisable and shall provide Nycomed with evidence of such coverage.

            13.4 Indemnification of Anthra. Nycomed shall indemnify, defend and hold harmless Anthra and each of its subsidiaries, officers, directors, employees, shareholders and distributors from and against any and all Indemnifiable Losses resulting from, arising out of, imposed upon, or incurred by any person to be indemnified hereunder by reason of (i) any breach of representation, warranty or covenant of Nycomed under this Agreement or (ii) any product claims, whether written or oral, made or alleged to be made by Nycomed or its agents in the Marketing of the Product, but only to the extent that such product claims were not provided to Nycomed by Anthra or approved in writing by Anthra, but in any event excluding matters for which Anthra is responsible under
Section 13.3.

            13.5 Indemnification Procedure. (a) All claims under Sections 13.3 and 13.4 shall be deemed to be waived unless made in writing to the indemnifying Party within sixty (60) days after the indemnified Party became aware or should have become aware of such claims.

                  (b) Each party shall furnish promptly to the

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other copies of all papers and official documents received in respect of any
Losses. The indemnified party shall cooperate with the indemnifying party in providing witnesses and records necessary in the defense against any Losses.

                  (c) With respect to any Losses relating solely to the payment of money damages and which will not result in the indemnified party's becoming subject to injunctive or other relief or otherwise adversely affecting the business of the indemnified party in any manner, and as to which the indemnifying party shall have acknowledged in writing the obligation to indemnify the indemnified party hereunder, the indemnifying party shall have the sole right to defend, settle or otherwise dispose of such claim, on such terms as the indemnifying party, in its sole discretion, shall deem appropriate.

                  (d) The indemnifying party shall obtain the written consent of the indemnified party, which shall not be unreasonably withheld, prior to ceasing to defend, settling or otherwise disposing of any Losses if as a result thereof the indemnified party would become subject to injunctive or other equitable relief or any remedy other than the payment of money by the indemnifying party.

                  (e) The indemnifying party shall not be liable for any settlement or other disposition of a Loss by the indemnified party which is reached without the written consent

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of the indemnifying party.

                  (f) Except as provided above, the costs and expenses, including fees and disbursements of counsel, incurred by any indemnified party in connection with any third party claim shall be reimbursed on a calendar quarter basis by the indemnifying party, subject to mutual agreement of the parties that such claim is within the scope of the indemnifying party's indemnity in Section 13.3 or 13.4, as the case may be.

                  (g) The obligations of the parties pursuant to this Article XIII shall survive the expiration or termination of this Agreement.

            13.6 Limitation of Liability. Notwithstanding any other provision of this Agreement, neither party shall in any event be liable to the other party for special, incidental, indirect or consequential damages, except in the case of damages caused by a party's willful misconduct.

                                   ARTICLE XIV
                              TERM AND TERMINATION

            14.1 Term. The term of this Agreement shall commence as of the date hereof and shall have an initial term of ten years from the date on which the First Major EU Member State in the Territory grants the Technical Approvals for the Product for any Indication (the "Initial Term"). Thereafter, the term hereof shall automatically be extended for successive

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periods of one year, unless either party gives written notice to the other at least twelve months prior to the end of the then-current term that such party objects to a further extension of the term.

            14.2 Termination for Material Breach. This Agreement shall be subject to early termination by either party in the event of a material breach of this Agreement or the Investment Agreement by the other party with respect to its obligations, which breach is not cured within sixty (60) days (or, in the case of a payment default, ten (10) business days) following written notice thereof by the non-breaching party.

            14.3 Unilateral Termination by Anthra.

                  (a) Anthra shall have the right, at the sole discretion of Anthra, by notice to Nycomed, with respect to any country in which Pricing Approval is required, to (i) cause all exclusive licenses with respect to such country granted to Nycomed in Section 5.1 to become non-exclusive or (ii) terminate this Agreement with respect to such country, upon the satisfaction of the following two conditions: (A) the parties do not mutually agree, pursuant to
Section 2.4(b), that the size of the market for the Product for the Indications in such country does not justify incurring the cost of one or more clinical studies required in connection with the Pricing Approval and (B) Nycomed shall not have

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launched the Product in such country by the second anniversary of the grant of the Technical Approvals in such country. If Anthra shall terminate this Agreement with respect to a country pursuant to this Section 14.3, then Anthra
***

                  (b) Anthra shall have the right, by notice to Nycomed, to terminate this Agreement pursuant to Section 15.4(c).

            14.4 Termination for Other Events. Either party may terminate this Agreement if, at any time, the other party shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of that party or of its assets, or if the other party proposes a written agreement of composition or extension of its debts, or if the other party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if the other party shall propose or be a party to any dissolution or liquidation, or if the other party shall make an assignment for the benefit of its creditors.

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            14.5 Effect of Expiration or Termination.

                  (a) The expiration of the term hereof, or any early termination of this Agreement, in either case whether as a whole or as to a single country, shall be without prejudice to any rights or obligations of the parties that may have accrued prior to such expiration or termination.

                  (b) In the event of termination of this Agreement, Anthra, in its sole discretion, may repurchase the inventory of the Product held by Nycomed at the time of such termination, at the price at which Nycomed purchased such Product from Anthra pursuant to this Agreement; provided, however, that if Anthra shall not notify Nycomed, within fourteen days after such termination, of its intention to repurchase such inventory, then Nycomed may sell such inventory in the Territory for a period not to exceed one year from the date of such termination.

                  (c) In the event of termination of this Agreement, Anthra may cancel, at its option, any or all purchase orders received from Nycomed prior to the date of such termination, that provide for delivery of the Product after such date, except if failure to fill such purchase orders would cause Nycomed to be in breach of its supply obligations to third parties under written agreements; provided, however, that Anthra may cancel all such purchase orders in the event of its termination of this Agreement

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pursuant to Section 14.2.

                  (d) Nycomed agrees to cooperate with Anthra in transferring to Anthra or a third party, as Anthra may direct, within thirty (30) days of the expiration or termination hereof, all data, files and other materials in the possession or under the control of Nycomed, directly relating to the Product (and not including general market information and the like not directly relating to the Product), except to the extent that Nycomed requires such data, files and materials for the purpose of exercising any rights under this Agreement that may survive such termination or expiration.

            14.6 No Compensation. In the event that either party shall terminate this Agreement for any reason in accordance with the terms hereof, the parties agree that, subject to the provisions of this Article XIV, and without prejudice to any other remedies that either party may have in respect of any breach of this Agreement, neither party shall be entitled to any compensation or like payment from the other party as a result of such termination.

            14.7 Survival. The rights and obligations of the parties under Sections 3.7 (Payment), 3.9 (Records), 5.6 (Nycomed Grant to Anthra), 6.5 (Options) (only with respect to the deadline for exercise of any options granted to Nycomed pursuant thereto prior to the date of termination or expiration hereof), 8.2 (Record Keeping), 8.3 (Audit of

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Records), Article IX (Adverse Event and Other Information Exchange) (only with respect to Nycomed's obligations thereunder), Article X (Product Recall), Sections 11.2 (Ownership of Product Improvements) (only with respect to Anthra's rights thereunder), 11.3 (Additional Developments) (only with respect to Anthra's rights thereunder), 12.1 (Confidential Information), 12.2 (Disclosure of Confidential Information), 13.3 (Indemnification of Nycomed), 13.4 (Indemnification of Anthra), 13.5 (Indemnification Procedure), Article XIV (Term and Termination), Sections 15.2 (Notice) and 15.6 (Arbitration) shall survive the expiration or termination of this Agreement for any reason whatsoever.

            In the event of the termination of this Agreement by Nycomed pursuant to Sections 14.2 or 14.4, the licenses granted to Nycomed in Sections 5.1, 11.2 and 11.3 shall remain in full force and effect through the tenth anniversary of the Launch of the Product. In the event of the termination of this Agreement by Anthra pursuant to this Article XIV, no license granted to Nycomed in this Agreement shall survive such termination.

                                   ARTICLE XV
                               GENERAL PROVISIONS

            15.1 Force Majeure.

                  (a) For purposes of this Section 15.1, "Force Majeure" shall mean any event or condition not existing as of

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the date of this Agreement, unexpected as of such date, and not reasonably within the control of either party, which prevents in whole or in material part the performance by such party of its obligations hereunder, and shall include, without limitation, any act of God; fire; casualty; flood; war; strike; lockout; failure of public utilities; injunction or any act, exercise, assertion or requirement of governmental authority, including any law, order or regulation permanently or temporarily prohibiting or reducing the level of research or development; epidemic; destruction of research facilities; riots; insurrection; inability to procure or use materials, labor, equipment, transportation or energy sufficient to meet experimentation or manufacturing needs.

                  (b) Upon giving notice to the other party, a party affected by an event of Force Majeure shall be released without any liability on its part from the performance of the relevant obligations hereunder, except for the obligation to pay any amounts due and owing hereunder, but only to the extent and only for the period that its performance of such obligations is prevented by the event of Force Majeure.

                  (c) During the period that the performance by a party hereto of its obligations under this Agreement has been suspended by reason of an event of Force Majeure, the other party may likewise suspend the performance of all or part of its obligations hereunder to the extent that such

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suspension is commercially reasonable in light of the suspension of the other party's performance.

            15.2 Notice. All notices, requests, reports, statements and other communications to either party (each a "Notice") shall be in writing, in the English language, shall refer specifically to this Agreement and shall be hand delivered or sent by express courier service, carriage costs prepaid, or by facsimile to the respective addresses specified below (or to such other address as may be specified by Notice to the other party):

            If to Anthra:

                  Anthra Pharmaceuticals, Inc.
                  19 Carson Road
                  Princeton, N.J. 08540 U.S.A.
                  Fax: (609) 924-3875
                  Attention: Michael C. Walker

            If to Nycomed:

                  Nycomed Pharma AS
                  Sandakerveien 78
                  P.O. Box 4220 - Torshov
                  N-0401 OSLO
                  Norway
                  Fax: 0047-23-18-6000
                  Attention: Trond Jacobsen

            Any Notice delivered by facsimile or similar means shall be confirmed by a hard copy delivered as soon as practicable. The effective date of any Notice shall be: (a) the date of the addressee's receipt, if delivered by hand or express courier; (b) the date of receipt if received by 5:00 p.m. local time on a business day or, if not, the first

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business day after receipt, if sent by facsimile.

            15.3 Further Assurances. Each party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other party its rights and remedies under, this Agreement.

            15.4 Successors and Assigns.

                  (a) The terms and provisions hereof shall inure to the benefit of, and be binding upon, Anthra, Nycomed and their respective successors and permitted assigns. Except in the case of an assignment or delegation to an Affiliate, each party shall assign all of its rights and delegate all of its duties hereunder in connection with any permitted assignment or delegation that it may make. As a condition to the effectiveness of any such assignment, the proposed assignee shall assume in writing and agree to be bound by the provisions of this Agreement. Any attempt to assign or delegate any portion of this Agreement in violation of this Section 15.4 shall be null and void.

                  (b) Without regard to transfers effected by

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the operation of law, neither party may assign any of its rights and interests, or delegate any of its obligations hereunder, without the prior written consent of the other party; provided, however, that either party may assign some or all of its rights and delegate its duties hereunder to an Affiliate thereof without obtaining such consent, provided that the assignor agrees to remain primarily (and not secondarily or derivatively) liable for the full and timely performance by such Affiliate of all such assigned obligations.

                  (c) In the event that (i) there is a Change of Control of Nycomed Pharma AS (or any Person that Controls Nycomed Pharma AS, directly or indirectly), and (ii) the Person that has acquired such Control, at the time of such Change of Control, is developing, has developed, and/or is marketing and selling, directly or indirectly, any product for intracavitary use that competes with the Product with respect to any Indication for which labelling approval will be sought or has been received in the Territory, then Anthra and Nycomed shall use their good faith efforts to execute a co-promotion agreement, within ninety (90) days after the date of such Change of Control, on terms and conditions customary in the industry, pursuant to which Anthra shall have the right to co-sell (or to contract with a third party to co-sell) the Product in the Territory for the Indications, and Nycomed

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shall have the sole right to accept all purchase orders for the Product in the
Territory under such agreement, with all sales thereof for the account of Nycomed; provided, however, that if the parties shall fail to execute such agreement within such period, then Anthra may terminate this Agreement by written notice to Nycomed.

            15.5 Governing Law. This Agreement shall be governed and construed by, and enforced in accordance with, the laws of England, without regard to principles of conflicts of law thereof.

            15.6 Arbitration. Any disputes arising under this Agreement shall be resolved by arbitration in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce. The proceedings shall be held in London, England and shall be conducted in the English language. The parties shall appoint an arbitrator by mutual agreement. If the parties cannot agree on the appointment of an arbitrator within thirty (30) days after receipt of a demand for arbitration, each party shall appoint one arbitrator, and the two arbitrators shall appoint a third arbitrator. If the party-appointed arbitrators cannot agree on the third arbitrator, the third arbitrator shall be appointed by the President of the International Chamber of Commerce. Any fees and expenses payable with respect to the arbitration shall be borne by the party losing the case (or, in case each party

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shall prevail partially, such fees and expenses shall be shared by the parties in accordance with the decision of the arbitrators). All arbitration rulings and awards shall be final and binding on the parties and shall be enforceable in accordance with the Convention on the Recognition and Enforcement of Foreign Arbitral Awards.

            15.7 Severability. If any provision hereof, other than the requirements to pay license fees pursuant to Article VI, should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by applicable law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction, and (c) the parties agree to use their best efforts to negotiate a provision, in replacement of the provision held invalid, illegal or unenforceable, that is consistent with applicable law and accomplishes, as nearly as possible, the original intention of the parties with respect thereto. To the fullest extent permitted by applicable law, each party hereby waives any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

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            15.8 Counterparts. This Agreement shall be executed in two counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument.

            15.9 Captions. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement.

            15.10 Independent Contractors. The status of the parties under this Agreement shall be that of independent contractors. No party shall have the right to enter into any agreements on behalf of the other party, nor shall it represent to any person that it has any such right or authority. Nothing in this Agreement shall be construed as establishing a partnership or joint venture relationship between the parties hereto.

            15.11 Entire Agreement. This Agreement, together with the Annexes hereto, constitutes, on and as of the date hereof, the entire agreement of the parties with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between the parties with respect to such subject matter are hereby superseded in their entireties. This Agreement shall not be amended in any respect whatsoever except by a further

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agreement, in writing, fully executed by each of the parties.

            15.12 Null and Void. This Agreement shall automatically become null and void and of no effect, without further action by the parties, in the event that the Closing under the Investment Agreement shall not have occurred by October 27, 1997 (or such later date as the parties may mutually agree in writing).

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

ANTHRA PHARMACEUTICALS, INC.              NYCOMED PHARMA AS


By: /s/ Michael C. Walker                 By: /s/ Trond Jacobsen
   -------------------------                 -------------------------
   Michael C. Walker                         Trond Jacobsen
   President                                 President


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